EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (N0. 333-48447) of Obie Media Corporation of our report dated March 12, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
Portland, Oregon
March 12, 2004